UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2003

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina		27104
(Address of principal executive offices)		(Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5.   Other Events and Regulation FD Disclosure

Southern Community Financial Corporation (Nasdaq: SCMF for the common stock, SCMFP for the convertible trust preferred securities and SCMFO for the trust preferred securities) the holding company for Southern Community Bank and Trust announced today that shareholders, in separate meetings Thursday, (December 11), approved the transaction that will allow Southern Community Financial Corporation to acquire The Community Bank, Pilot Mountain, North Carolina.

The acquisition will enhance Southern Community’s market share in the Piedmont Triad. Upon completion of the acquisition, the combined assets will be in excess of $1 billion. The acquisition will close following receipt of all applicable regulatory authorities, which is expected to occur no later than January 31, 2004.

Southern Community Bank and Trust has eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 7(c):   Exhibits

      Exhibit 99: Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb Richard M. Cobb Executive Vice President and Chief Financial Officer

Date:	December 15, 2003